                                                           Exhibit 21.1

                 EXHIBIT 21.1 - LIST OF SUBSIDIARIES OF BARRA, INC.



                                                            State or Other
                                                            Jurisdiction of
                                                            Incorporation
Name of Subsidiary*                                         or Organization
------------------                                          ---------------
BARRA Analytics Securities, Inc.                            Delaware

BARRA Fixed Income Services, Inc. (formerly Global
Advanced Technology Corporation)                            Delaware

BARRA (FSC), Inc.                                           U.S. Virgin Islands

BARRA Holdings, Ltd.                                        England, Wales

BARRA International, Ltd.                                   Delaware

BARRA International (Japan), Ltd. (formerly N.B.
Investment Technology Co., Ltd.)                            Japan

BARRA International (U.K.), Ltd.                            Delaware

BARRA RogersCasey Asset Services Group, Inc. (formerly
Rogers, Casey Asset Services, Inc. and Rogers, Casey
Investment Advisors, Inc.)                                  Delaware

BARRA RogersCasey, Inc. (formerly Rogers, Casey
Consulting, Inc. and  Rogers, Casey Sponsor
Services, Inc.)                                             Delaware

BARRA Strategic Consulting Group, Inc. (formerly
Rogers, Casey Manager Services, Inc.)                       Delaware

BARRA (U.K.), Ltd.                                          England, Wales

BARRA (U.S.A.), Inc.                                        Delaware

Berkeley Advisors Holding Company                           Delaware

Directus Limited                                            England

Edinburgh Financial Publishing Limited                      England

Global POSIT Joint Venture                                  England

Innosearch Corporation                                      New York

POSIT Joint Venture                                         California

Risk Reporting Limited                                      Wales

Rogers, Casey & Associates, Inc.                            Delaware

Rogers, Casey Alternative Investments, Inc.                 Delaware

Symphony Asset Management, Inc.                             California

Symphony Asset Management, LLC                              California


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

TED Limited                                                 England

The Estimate Directory Limited                              England


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*All subsidiaries do business only under the names listed.


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